UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION
                           (Reg. Section 240.14c-101)

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

     [_]  Preliminary Information Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

     [X]  Definitive Information Statement


                     EQUITY TECHNOLOGIES & RESOURCES, INC.
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1)   Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No:
          3)   Filing Party:
          4)   Date Filed:

                      EQUITY TECHNOLOGIES & RESOURCES, INC.
                         325 WEST MAIN STREET, SUITE 240
                            LEXINGTON, KENTUCKY 40507

                                 August 4, 2006

Dear Stockholder:

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the stockholders of Equity Technologies & Resources, Inc., a Delaware corporation (the "Company"), in connection with the previous approval by unanimous consent of the board of directors of the Company (the "Board of Directors") on July 20, 2006 to adopt and implement (a) a 100:1 reverse stock split of the Company's Class Common Stock, and (b) an Amended and Restated Certificate of Incorporation. The enclosed Information Statement and Notice of Stockholder Action fully describe these matters.

     Notice is hereby given that the above matters have been adopted by written consent, on July 21, 2006, of holders entitled to vote a majority of the aggregate shares of Class A common stock, par value $0.0001 per share (the "Class A Common Stock") of the Company, representing approximately 66% of the aggregate shares of Class A Common Stock entitled to vote, in accordance with Delaware General Corporation Law. Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended, of this corporate action before it takes effect.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS. There will not be a meeting of stockholders and none is required under the Delaware General Corporate Law because the corporate action has been approved by written consent of the holders of a majority of the outstanding shares of Class A Common Stock

     Thank you for your support.


                                  Sincerely,

                                 James K. Millard, President & CEO

                      EQUITY TECHNOLOGIES & RESOURCES, INC.
                         325 WEST MAIN STREET, SUITE 240
                            LEXINGTON, KENTUCKY 40507

                              INFORMATION STATEMENT
                                       AND
                    NOTICE OF ACTION TAKEN WITHOUT A MEETING
                                 August 4, 2006

     This Information Statement and Notice of Action Taken Without a Meeting, hereafter this "Information Statement," is furnished by the Board of Directors of Equity Technologies & Resources, Inc., a Delaware corporation (the "Company"), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the Company's Class A Common Stock as of July 21, 2006, to provide information with respect to certain corporate actions taken by written consent of stockholders holding a majority of the issued and outstanding shares of the Company's Class A Common Stock, $.0001 par value per share ("Class A Common Stock"), hereafter, the "Majority Stockholders."

     The Company's Board of Directors previously approved, by unanimous consent on July 20, 2006 to adopt and implement:

1. a 100:1 reverse stock split of the issued and outstanding shares of the Company's Class A Common Stock (the "Reverse Stock Split"); and

2. an Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate").

     The Majority Stockholders, holding approximately 66% of the aggregate shares of Class A Common Stock entitled to vote, in accordance with Delaware General Corporation Law, adopted and approved, by written consent dated July 21, 2006, the Reverse Stock Split and Amended and Restated Certificate Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained. There will not be a meeting of stockholders and none is required under the Delaware General Corporate Law because the corporate action has been approved by written consent of the holders of a majority of the outstanding shares of Class A Common Stock.

     This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended, of this corporate action before it takes effect. As required by Rule 14c-2(b), the actions described in this Information Statement will become effective on the 21st calendar day following the date of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN


                           By Order of the Board of Directors


                          James K. Millard
                          President & CEO


Lexington, Kentucky
August 4, 2006

                      EQUITY TECHNOLOGIES & RESOURCES, INC.
                         325 WEST MAIN STREET, SUITE 240
                            LEXINGTON, KENTUCKY 40507

                              INFORMATION STATEMENT
                                       AND
                       NOTICE OF ACTION WITHOUT A MEETING
                                 August 4, 2006


     This Information Statement is being first mailed on August 4, 2006, to stockholders of record on July 21, 2006 of Equity Technologies & Resources, Inc., a Delaware corporation, hereafter "we" "us" or the "Company", by the Company's Board of Directors in connection with the approval, by stockholders holding a majority of our the issued and outstanding shares of Class A Common Stock, hereafter the "Majority Stockholders," of (a) a 100:1 reverse stock split, hereafter, the "Reverse split," and (b) the Company's Amended and Restated Certificate of Incorporation, hereafter the "Amended and Restated Certificate."

                                   RECORD DATE

     The record date for determining the stockholders entitled to vote on the matters described in this Information Statement was the close of business on July 21, 2006, the date of the last signature on the written consent delivered to the Company by the Majority Stockholders, at which time the Company had issued and outstanding 300,000,000 shares of Class A Common Stock. The shares of Class A Common Stock constitute the only outstanding voting securities of the Company entitled to vote on the actions described in this Information Statement.

                                QUORUM AND VOTING

     The presence in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Class A Common Stock is necessary to constitute a quorum to transact business at a meeting of our stockholders. Abstentions and broker non-votes would generally be counted as present and entitled to vote for purposes of determining a quorum. A holder of our Class A Common Stock on the Record Date would be entitled to cast one vote for each share of our Class A Common Stock registered in such holder's name.

     The affirmative vote of holders of a majority of the outstanding shares of our Class A Common Stock entitled to vote at a meeting of our stockholders would be required for approval of the Reverse split and the Amended and Restated Certificate. With respect to approval of these actions, abstentions and broker non-votes would have the effect of a vote against the proposal.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. WE HAVE RECEIVED THE APPROVAL, BY WRITTEN CONSENT, OF STOCKHOLDERS HOLDING AN AGGREGATE OF 198,139,610 SHARES OF OUR CLASS A COMMON STOCK (CONSTITUTING APPROXIMATELY 66% OF THE ISSUED AND OUTSTANDING SHARES OF OUR CLASS A COMMON STOCK OUTSTANDING AS OF JULY 21, 2006), OF BOTH THE REVERSE SPLIT AND AMENDED AND RESTATED CERTIFICATE.

                               DISSENTER'S RIGHTS

     Under Delaware General Corporate Law, dissenters' rights or appraisal are not available with respect to the Reverse split or Amended and Restated
Certificate,  unless  the  charter of the  corporation  expressly  provides  for dissenters' rights or appraisal in such instances. The Certificate of Incorporation of the Company contains no such provision.

                                TABLE OF CONTENTS

INFORMATION STATEMENT AND
   NOTICE OF ACTION TAKEN WITHOUT A MEETING...................................3

RECORD DATE       ............................................................4

QUORUM AND VOTING 1

DISSENTER'S RIGHTS............................................................4

TABLE OF CONTENTS ............................................................5

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...............................6

GENERAL BACKGROUND............................................................6

ACTION I - REVERSE STOCK SPLIT

     General      ............................................................8

     Purpose and Material Effects of the Reverse Stock Split..................8

     Procedure for Exchange...................................................9

     Fractional Shares.......................................................10

     No Dissenter's Rights...................................................10

     Federal Income Tax Consequences of the Reverse Stock Split..............10

     Unanimous Board Recommendation..........................................11

ACTION II -  STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     General      ...........................................................12

     Amendments   ...........................................................12

     Unanimous Board Recommendation..........................................14

MISCELLANEOUS  ..............................................................14

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of July 21, 2006, there were 300,000,000 outstanding shares of Class A Common Stock. Each holder of Class A Common Stock is entitled to one vote for each share held by such holder. By virtue of their holdings of stock, the executive officers of the Company, who are also directors of the Company, along with other beneficial owners were able to authorize the corporate action described herein.

Beneficial Ownership of Common Stock

     The following table sets forth, as of July 21, 2006, certain information as to the stock ownership of each person known by the Company to own beneficially 5% or more of the Company's outstanding Class A Common Stock, by each director of the Company who owns shares of Class A Common Stock, and by all officers and directors as a group.

 Name and Address of        Amount and Nature of    Percent of
 Beneficial Owner (1)       Beneficial Ownership    Class            Position
 --------------------       --------------------    ---------        --------

James Arch
P.O. Box 940037
Maitland, FL 32794                4,743,500           1.58%          Chairman

James K. Millard                                                     Director,
P.O. Box 12012                                                       President,
Lexington, KY 40579               4,900,000           1.63%          CEO
                                                                     and CFO
Directors and Executive
 officer as a Group               9,643,500           3.21%

FV Investments, Inc.
P.O. Box 2164
Lexington, KY 40588              19,925,000           6.64%

MLH Investments, LLC(2)
2225 E. Randol Mill Road
Suite 305
Arlington, TX 76011             156,196,406          52.07%
-------------------------
     (1) Except as otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the persons named.

     (2) MLH Investments, LLC shares voting and dispositive power with Mr. Scott Haire, the sole member and manager of MLH Investments, LLC. Mr. Haire's business address is 2225 E. Randol Mill Road, Suite 305, Arlington, Texas 76011.

                         GENERAL BACKGROUND INFORMATION

General

     On June 15, 2006, the Company entered into a letter of intent with H.E.B. LLC, a Nevada corporation, hereafter "HEB," and MB Holding Corporation, a Nevada corporation and wholly owned subsidiary of HEB, hereafter "MBH," pursuant to which the Company would acquire MBH in exchange for shares of the Company's common stock. MBH is the sole member of VPS Holding, LLC, a Kentucky limited liability company, hereafter "VPSH", and Envoii Healthcare, LLC, a Nevada limited liability company, hereafter "Envoii." VPSH and Envoii developed and own certain technologies and led a consortium to conduct the first prescription drug monitoring pilot project in real time in the United States. Under the Stock Exchange Agreement, HEB is to receive 34,000,000 post split shares of the Company's common stock in exchange for all of the issued and outstanding shares of MBH.

     On July 20, 2006, the Company entered into a Stock Exchange Agreement with HEB and MBH incorporating the terms of the letter of intent (the "Stock Exchange Agreement"). The Stock Exchange Agreement was authorized and approved by the Company's board of directors by written consent dated July 20, 2006. The stock exchange transaction is subject to several conditions, including:

     * The cancellation of all of the Company's outstanding Class B Common Stock, par value $.01 per share ("Class B Common Stock");

     *    The adoption and approval of the Reverse Stock Split;

     *    The adoption and approval of the Amended and Restated Certificate; and

     * The agreement of the holders of approximately $2,600,000 of the Company's outstanding debt to exchange such debt for 2,600,000 post split shares of the Company's common stock.

     Mr. Scott Haire owns 90% of the membership interest in HEB and as manager, has voting control of HEB. Mr. Haire is also the sole member and the manager of MLH Investments LLC, a Nevada limited liability company, hereafter "MLH". On April 14, 2006, the Company, Mr. James K. Millard, our President and Chief Executive Officer, Mr. James Arch and MLH entered into a stock purchase agreement pursuant to which MLH acquired from the Company 156,196,406 newly issued shares of our Class A Common Stock for $15,619.64 and acquired from Mr. Arch all of our issued and outstanding shares of Class B Common Stock for $100. As a result of this transaction, Mr. Haire obtained effective voting control over a majority of the Company's outstanding voting securities.

     On July 20, 2006, pursuant to the terms of a Stock Cancellation Agreement between the Company and MLH, all of the issued and outstanding shares of Class B Common Stock were cancelled.

     On July 21, 2006, pursuant to debt exchange agreements, the holders of approximately $2,400,000 of the Company's outstanding debt agreed to exchange such debt for 2,400,000 post split shares of common stock, subject to the consummation of the Stock Exchange Agreement between the Company and HEB.

     The closing of the Stock Exchange Agreement remains subject to the effectiveness of the Reverse Stock Split and Amended and Restated Certificate described in this Information Statement.

                         ACTION I - REVERSE STOCK SPLIT

General

     The Board of Directors unanimously approved resolutions to effect a one hundred-for-one reverse stock split. Under this reverse stock split each one hundred shares of our Class A Common Stock will be converted automatically into one share of Class A Common Stock. To avoid the issuance of fractional shares, the Company will issue one share of post split common stock in lieu of issuing a fraction share. The effective date of the reverse stock split will be August 24, 2006, or as soon thereafter as possible.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF ONE FULL SHARE IN LIEU OF FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

     The Board of Directors unanimously adopted and approved the Reverse Stock Split in connection with the Stock Exchange Agreement.

     We believe that the Reverse Stock Split may improve the price level of our Class A Common Stock and that the higher share price could help generate interest in the Company among investors. However, the effect of the Reverse Stock Split upon the market price for our Class A Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied.

     There can be no assurance that the market price per share of our Class A Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Class A Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Class A Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

     The Reverse Stock Split will affect all of our Class A Common Stock holders uniformly and will not affect any of such holder's Class A Common Stock percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders receiving a full share of Class A Common Stock in lieu of a fractional share.

     The principal effect of the Reverse Stock Split will be that the number of shares of Class A Common Stock issued and outstanding will be reduced from 300,000,000 to approximately 3,000,000 shares (depending on the number of full shares issued in lieu of fractional shares).

     The Reverse Stock Split will not affect the par value of our Class A Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Class A Common Stock will be reduced to up to one-one hundredth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Class A Common Stock will be increased because there will be fewer shares of our Class A Common Stock outstanding.

     The Reverse Stock Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible negligible changes due to the issuance of one full share in lieu of fractional shares. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

     Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effectiveness of the Reverse Stock Split divided by one hundred, plus one full share in lieu of any fractional shares). While we expect that the Reverse Stock Split will result in an increase in the market price of our Class A Common Stock, there can be no assurance that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Class A Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that liquidity in the market price of our Class A Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Procedure for Exchange of Stock Certificates

     The Reverse Stock Split will become effective on August 24, 2006, or as soon thereafter as practicable, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post Reverse Stock Split shares.

     Our transfer agent, Signature Stock Transfer, Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre Reverse Stock Split shares are asked to surrender to the exchange agent certificates representing pre Reverse Stock Split shares in exchange for certificates representing post Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. There is a thirty-five dollar ($35) exchange fee ($5 cancellation/$30 issuance) for processing the certificate exchange. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and signed letter of transmittal and the exchange fee to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

     We will not issue fractional certificates for post Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, the Company issue one full share in lieu of any fractional share interest. To the extent any holders of pre Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue one full share upon surrender to the exchange agent certificates representing pre Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal.

No Dissenter's Rights

     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre Reverse Stock Split shares and post Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

     A stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of any full share, if any, received in lieu of a fractional share interest in the post Reverse Stock Split shares. The aggregate tax basis of the post Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre Reverse Stock Split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post Reverse Stock Split shares received will include the holding period of the pre Reverse Stock Split shares exchanged.

     A holder of the pre Reverse Stock Split shares who receives a full share in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre Reverse Stock Split shares allocated to the fractional share interest and value of the full share received. Such gain or loss will be a capital gain or loss and will be short term if the pre Reverse Stock Split shares were held for one year or less and long term if held more than one year.

     No gain or loss will be recognized by the Company as a result of the reverse stock split.

Unanimous Board Recommendation

     Our Board of Directors unanimously approved the Reverse Stock Split in connection with the Stock Exchange Agreement. The Company has received the approval of the Reverse Stock Split through written consent of stockholders holding an aggregate of 198,139,610 shares of our Class A Common Stock (constituting approximately 66% of the issued and outstanding shares of Class A Common Stock as of July 21, 2006).












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                                       11

                  ACTION II - AMENDED AND RESTATED CERTIFICATE

General

     The Board of Directors unanimously adopted and approved the Amended and Restated Certificate in connection with the Stock Exchange Agreement. A copy of the Amended and Restated Certificate is attached hereto as Exhibit A.

Amendments

Authorized Capital Stock

     Prior to the Amendment, the Company was authorized to issue 300,000,000 shares of Class A Common Stock; 100,000 shares of Class B Common Stock; 2,000,000 shares of Class A Preferred Stock, pare value $.0001 per share ("Class A Preferred"); 300,000 shares of Class B Preferred Stock, $.01 par value per share ("Class B Preferred"); and 100,000 shares of Class C Preferred Stock, par value $.001 per share ("Class C Preferred"). As of July 21, 2006, there were
300,000,000 shares of Class A Common Stock and 300,000 shares of Class B Preferred issued and outstanding. Upon the effectiveness of the Reverse Stock Split, the authorized number of shares of the Company's Class A Common Stock would be reduced from 300,000,000 shares to 3,000,000 shares.

     The Amended and Restated Certificate will (a) cancel our Class B Common Stock, Class A Preferred and Class C Preferred, (b) reclassify our post Reverse Stock Split Class A Common Stock as common stock, $.001 par value per share ("Common Stock"), (c) increase the total number of post Reverse Stock Split shares of Common Stock that the Company is authorized to issue from 3,000,000 to 100,000,000, and (d) increase the total number of authorized shares of preferred stock from 1,000,000 to 10,000,000.

         Common Stock

     Upon the effectiveness of the Amended and Restated Certificate, the Company will be authorized to issue 100,000,000 shares of Common Stock. Our Board of Directors believes this increase to be necessary to allow for mergers, acquisitions and other transactions that may involve the issuance of additional shares of our common stock (any one or more of which may be under consideration or acted upon at any time). Other than the previously described Stock Exchange Agreement and debt exchange agreements, the Company is not currently a party to any agreements with respect to any such transactions, nor does it have any agreements, commitments or understandings with respect to such transactions or that would involve the issuance of additional shares of our common stock, other than currently outstanding options and warrants to purchase our common stock.

     Depending upon the consideration per share received by the Company for any subsequent issuance of our common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances will increase the number of outstanding shares of our common stock, thereby decreasing the percentage ownership in the Company (for voting, distributions and all other purposes) represented by existing



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



shares of our common stock. The availability for issuance of the additional shares of our common stock and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued shares of our common stock could be issued in one or more transactions that would make a takeover of the Company more difficult or costly, and therefore less likely. The Company is not aware of any person or entity who is seeking to acquire control of the Company.

     The shares of our common stock are currently traded on the OTC Bulletin Board under the symbol ETCR. We have not yet received the trading symbol under which our common stock will trade on the OTC Bulletin Board after the effectiveness of the Amended and Restated Certificate. Holders of our common stock may cast, for each share held, one vote for each matter presented to the stockholders for a vote, including in the election of directors. Holders of our common stock do not have any preemptive rights to acquire any additional securities issued by the Company, nor do they have cumulative voting rights.

         Preferred Stock

     Upon the effectiveness of the Amended and Restated Certificate, the Company will be authorized to issue 10,000,000 shares of preferred stock, of which, 300,000 of preferred stock will be designated Class B Preferred Stock and will have the same rights and privileges as our shares of Class B Preferred outstanding prior to the effectiveness of the Amended and Restated Certificate.

     The Company currently has no plans to issue any preferred stock. As with the authorized shares of preferred stock prior to the Amended and Restated Certificate, the Board of Directors will have the authority, without further shareholder action, to issue shares of preferred stock in one or more series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each series.

     It is not possible to state the actual effect of the issuance of Preferred Stock upon the rights of holders of our Common Stock until the Board of Directors of the Company determines the specific rights of the holders of such Preferred Stock. However, such effects might include, among other things, restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of the holders of our Common Stock and delaying or preventing a change in control of the Company without further action by the shareholders.

Name Change

     Upon the effectiveness of the Amended and Restated Certificate, the Company's name will be changed to VirtualHealth Technologies, Inc.. Our Board of Directors believes that the proposed name better reflects the Company's business focus and will enhance the Company's branding strategies and marketing efforts.





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



Unanimous Board Recommendation

     Our Board of Directors unanimously approved the Amended and Restated Certificate in connection with the Stock Exchange Agreement. The Company has received the approval of the Amended and Restated Certificate, by written consent, of stockholders holding an aggregate of 198,139,610 shares of our Class A Common Stock (constituting approximately 66% of the issued and outstanding shares of our common stock outstanding as of July 21 2006).

     After the expiration of the 20 day waiting period required by Securities Exchange Act Rule 14c-2(b), and the effective date of the Reverse Stock Split, we will file the Amended and Restated Certificate with the State of Delaware.


                                  MISCELLANEOUS

     All costs incurred in the mailing of this Information Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of our common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date hereof, and the mailing of this Information Statement to our stockholders shall not create any implication to the contrary.


                                    By Order of the Board of Directors


                                    /s/James K. Millard
                                    ----------------------------,
                                    James K. Millard, President & CEO
Lexington, Kentucky
August 4, 2006





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